UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 15, 2013

GREEN AUTOMOTIVE COMPANY

(Exact name of registrant as specified in its charter)

Nevada	000-54049	22-3680581
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Address of principal executive offices)  (zip code)

(877) 449-8842

(Registrant’s telephone number, including area code)

Matter of Time I Co.

23 Corporate Place, Suite 150

Newport Beach, California 92660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On or about June 15, 2013, our management determined that our financial statements for the period ended December 31, 2011, included as part of Exhibit 99.1 to our Current Report on Form 8-K filed with the Commission on December 20, 2012, are materially incorrect and should not be relied upon.  Additionally, as a result of needing to restate our financial statements for the period December 31, 2011, we need to restate the pro forma financial statements for the period ended December 31, 2011 contained as Exhibit 99.3 to the same Current Report on Form 8-K, which are also materially incorrect and should not be relied upon.

In addition to restating the above-mentioned financial statements, we will be restating the financial statements of Liberty Electric Cars, Ltd. for the three and six months ended June 30, 2012 and June 30, 2011, which were filed as Exhibit 99.5 to the amended Current Report on Form 8-K/A filed with the Commission on January 15, 2013.  As a result, these financial statements should not be relied upon.

Management is in the process of amending and restating these financial statements and we will file an amended Form 8-K/A with the applicable restated financial statements as soon as the financial statements are completed and reviewed by our independent auditor.  Although we do not know the extent of the revisions, the financial statements filed with the above-referenced filings for the period presented incorrectly recognized revenue that we could not recognize during those periods under U.S. generally acceptable accounting procedures, and did not value certain assets correctly due to certain of the assets being impaired.  We are also correcting the financial statements of Green Automotive Company for the applicable periods as a result of the convertibility terms of our Series A Convertible Preferred Stock not being applied correctly, to the extent that change impacts the referenced financial statements.   We have notified our independent auditors of our management’s determination relating to restating our financial statements for the referenced periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 20, 2013	Green Automotive Company
a Nevada corporation

/s/ Ian Hobday
By: Ian Hobday
Its: Chief Executive Officer

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